Exhibit 107

Calculation of Filing Fee Table
Form 424(b)(2)
(Form Type)
RITHM CAPITAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share(1)	415(a)(6) and 457(r)	14,423,655		(2)		$11,722.51(2)	Form S-3ASR(2)	333-266599(2)	August 5, 2022(2)	$11,722.51(2)
	Total Offering Amounts					-		$11,722.51
	Total Fees Previously Paid							$11,722.51
	Total Fee Offsets							-
	Net Fee Due							$0

(1)
Represents 14,423,655 shares of Common Stock of the Company as to which awards previously have been granted under the Plan and such awards have not been exercised as of the date of this prospectus supplement. Pursuant to Rule 416(a) under the Securities Act, the amount to be registered also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that increases the number of the Company’s outstanding shares of Common Stock.

(2)
This prospectus supplement includes 14,423,655 unsold shares of common stock previously registered on a prospectus supplement dated August 21, 2014 and the prospectus dated May 16, 2014 accompanying Registration Statement No. 333-196060, subsequently registered on a prospectus supplement dated August 12, 2016 and the prospectus dated August 10, 2016 accompanying Registration Statement No. 333-213058, subsequently registered on a prospectus supplement dated August 1, 2019 and the prospectus dated August 1, 2019 accompanying Registration Statement No. 333-232952, subsequently registered on a prospectus supplement dated August 5, 2022 and the prospectus dated August 5, 2022 accompanying Registration Statement No. 333-266599. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold shares will continue to be applied to such unsold shares.